 Exhibit 10.2

Loan Agreement

THIS AGREEMENT dated this 14th day of June, 2013.

B E T W E E N:

2367416 ONTARIO INC.

Hereinafter referred to as “236”

And

TURBINE TRUCK ENGINES INC.,

Hereinafter referred to as “TTE”

WHEREAS TTE and Enzo Cirillo in trust for a company to be incorporated, entered into a Letter of Intent dated March 16th, 2013;

AND WHEREAS 236 is the corporation that will be taking over the responsibilities and obligations of Enzo Cirillo in respect of the Letter of Intent and any Definitive Agreement to be entered into in furtherance of the Letter of Intent.

AND WHEREAS in accordance with the terms and conditions contained in this  Agreement, 236 will advance by way of loan to TTE an initial sum of $450,000.00 Four Hundred and Fifty Thousand Dollars (CDN)

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE I – INTERPRETATION:

1.1	Definition

In this Agreement unless the context otherwise requires, the following words and phrases will have the meaning set out below, respectively:

(a)           “Advance”- means the advance of the loan;

(b)           “Business day”-  means a day other than a Saturday, Sunday or public holiday;

(c)           “Loan”  - has the meaning ascribed hereto in Section 2.1 below;

(d)           “Loan documents”   - means this loan agreement, any security agreements and/or other documents to be executed and/or delivered to 236 by TTE or its counsel;

(e)           “Security agreement”  - has the meaning ascribed thereto in this Agreement.

1.2	HEADINGS:

The division of this loan agreement into articles and sections and the insertion of headings is for convenience and reference only, and shall not affect the construction or interpretation of this Loan Agreement.

1.3	NUMBER AND GENDER

In this Loan Agreement words importing the single number only shall include the plural and vice versa, words importing a specific gender shall include the other gender, and references to persons shall include individuals, partnerships, trusts, associations and incorporated organizations and corporations.

1.4	CURRENCY:

All dollar amounts referred to in this Loan Agreement are in Canadian Funds.

ARTICLE II – LOAN

2.1           236 has agreed to advance to TTE the sum of $450,000.00 as a loan on the terms and conditions hereinafter set out.

2.2            REPAYMENT OF LOAN:

The Principal amount of any monies advanced forming the loan shall be due five years from the date of initial advance.

2.3            INTEREST:

The Loan shall bear interest at the rate of 20% per annum payable monthly, commencing on the last day of the month after the date of the advance of the loan. The monthly payments will be interest only and 236 shall retain from the initial advance the sum of $90,000.00 representing the interest payments for the first year of the loan.

ARTICLE III – REPRESENTION AND WARRANTY:

TTE hereby represents and warrants to 236 as follows, and acknowledges and confirms that 236 is relying on such representations and warranties in connection with the loan.

CORPORATE POWER:

4.1          TTE has all requisite corporate power and capacity to loan or lease its property, to carry on its business, to enter into this Loan Agreement and to complete the transaction provided for herein.

CORPORATE AUTHORIZATION:

4.2            The execution and delivery of each of the loan documents by TTE and the completion of the transaction provided for herein have been duly authorized by all necessary corporate action and proceedings of TTE.

NO CONTRAVENTION:

4.3          The execution and delivery of the loan documents and the performance by TTE of its obligations thereunder will not result in the violation of any indenture or other agreement, written or oral, to which TTE is a party or by which it is bound.

ENFORCEABILITY:

4.4            This Loan Agreement and the other loan documents, have been duly executed and delivered by TTE and constitute legal, valid and binding obligations of TTE enforceable against TTE in accordance with their respective terms, subject only to any limitation under applicable laws relating to bankruptcy, insolvency, arrangement or creditors rights generally, and the discretion that a Court may exercise in the granting of equitable remedies.

ARTICLE V - COVENANTS:

So long as the loan or any part thereof remains outstanding, the borrower covenants and agrees with 236 as follows.

EXISTENCE:

5.1            TTE will preserve and maintain its existence and its power and capacity to own or lease its property and assets and carry on its business.

CONDUCT OF BUSINESS:

5.2            TTE shall do or cause to be done, all things necessary or desirable to maintain its existence, to maintain its power and capacity to own its properties and assets, and to carry on business in a commercially reasonable manner in accordance with normal industry standards.

PUNCTUAL PAYMENT:

5.3            TTE shall pay or cause to be paid, all obligations falling due hereunder on the dates and in the manner specified herein.

COMPLIANCE WITH APPLICABLE LAWS AND CONTRACTS:

5.4            TTE shall comply in all material respects with the requirements of all applicable law and all obligations which, if contravened, could rise to a lien or any of TTE’s assets and all contracts to which it is bound, non-compliance with which would, singly or in the aggregate, have a material adverse effect upon its business or upon the ability of TTE to perform its obligations under this loan agreement to which it is a party.

ARTICLE VI - CONDITIONS PRECEDENT:

CONDITIONS OF ADVANCE:

6.1            The obligations of 236 to make available the advance to TTE are subject to compliance, with each of the following conditions precedent, which conditions precedent are for the sole and exclusive benefit of 236 and may be waived in writing by 236 in its sole discretion.

a)             The representations and warranties set out in article 4 shall be true and correct on the date of the advances made on and as such date.

b)              TTE shall deliver this loan agreement to 236.

ARTICLE VII - EVENTS OF DEFAULT:

7.1            The occurrence of any of the following events will constitute an event of default:

a)              default by TTE in payment of money to 236 unless such default is remedied within five (5) business days of the receipt of notice;

b)             TTE takes any action or commences any proceedings or any action or proceedings taken or commenced by any other person or persons against TTE in respect of the liquidation or dissolution of TTE, and same is not contested in good faith by TTE.

c)             TTE commits or threatens to commit any act of bankruptcy pursuant to or set out under the provisions of any bankruptcy or insolvency legislation in Canada or in the U.S.A.

d)             the filing of a petition for a Receiving Order against TTE pursuant to the provisions of any bankruptcy or insolvency legislation in Canada or in the U.S.A., and the same is not contested in good faith by TTE.

e)             any execution, sequestration or other process of any Court or other Tribunal becoming enforceable against TTE or a distress or analogous action or proceeding being taken, commenced or issued against TTE.

f)              a Receiver and Manager, agent, liquidator or other similar administrator being appointed in respect of the assets of TTE or any part thereof or the taking by a secured party, lien claimant, other encumbrancer, judgment creditor or a person asserting similar rights of possession of the assets of TTE, or any part thereof, and the same is not contested in good faith by TTE.

REMEDIES UPON DEFAULT:

7.2            Upon the occurrence of any event of default, 236 may:

a)             declare the entire principal amount and interest to be immediately due and payable;

c)             take such actions and commence such proceedings as may be permitted at law or in equity, at such times and in such manner as 236 in its sole discretion may consider expedient.

NOTICES:

8.2            Any notice or other communication to be given hereunder to any of the parties hereto shall be in writing and may be given by delivery, or sent by facsimile or other similar means of electronic communication, or if postal services and deliveries are then operating, mail by registered mail, to such party at its address as set out below, or at such other address as such party may have designated by notice so given to the other parties hereto.

 TO 236 at:         Enzo Cirillo

84 Carron Ave.

Maple Onterio CA. L6A1Y6

 TO TTE at:        Michael Rouse

46660 Deep Woods Road

Paisley, FL 32767

8.3            ANY NOTICE or other communication shall be deemed to have been given, if delivered, on the date of delivery, or if sent by facsimile or other similar means of electronic communication, on the business day next following the date of sending, or if mailed by registered mail as aforesaid, on the third business day following the date of the mailing, if postal service and deliveries are then operating.

PROPER LAW:

8.4            This Loan Agreement shall be construed in accordance with and governed in all respects by the laws of the Province of Ontario.

SUCCESSORS AND ASSIGNS:

8.5.           This Loan Agreement shall enure to the benefit and be binding upon the parties hereto and their respective successors and assigns.

COUNTERPARTS:

8.6            This Agreement may be executed in counterparts, each of which when so executed and delivered, shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Loan Agreement as of the first day written above.

2367416 ONTARIO INC.

Per:	/s/ Michael H. Rouse

       I have authority to bind the corporation

TURBINE TRUCK ENGINES INC.

Per:	/s/ Enzo Cirillo

I have authority to bind the corporation